MERRILL LYNCH
                                                              INTERMEDIATE
                                                              GOVERNMENT
                                                              BOND FUND

                               [GRAPHIC OMITTED]

                                                     STRATEGIC
                                                              Performance

                                                              Semi-Annual Report
                                                              April 30, 2000

Merrill Lynch Intermediate Government Bond Fund

DEAR SHAREHOLDER

Extraordinary events characterized the bond market during the six months ended April 30, 2000. Six months ago, the yield curve (the graphic representation of Treasury yields of all maturities) showed its typical upward slope, where issues with shorter maturities had lower yields than issues with longer maturities. As the economy continued to show significant strength and inflation began to appear, interest rates on all maturities started to rise. The US Treasury Department, riding the wave of a Federal budget surplus, announced that it would be a strong buyer of existing Treasury debt, especially at the longer-term end of the maturity spectrum. President Clinton went as far as to predict the elimination of Federal debt (which means all Treasury securities) by the year 2013. Instantly, long-term Treasury securities had a perceived scarcity value. The yield on the 30-year Treasury bond rallied sharply from a high of 6.75% in late January to its period low of 5.67% in mid-April. This was despite three tightenings of monetary policy by the Federal Reserve Board during the six-month period. Ultimately, this inflationary fear and the Federal Reserve Board's monetary policy tightening raised short-term interest rates, with the two-year note rising from 5.81% to 6.72% during the period. However, the 30-year bond started the six-month period at 6.18% and closed at 5.99%. As a result, the yield curve inverted.

During the six months ended April 30, 2000, the performance of agency debentures and mortgage-backed securities was in line, but significantly underperformed Treasury issues. When the yield on 30-year Treasury securities fell below the yield on ten-year Treasury issues, difficulties arose in pricing debt securities of long-term non-Treasury issues, such as corporate bonds and agency debentures. Investors were not willing to accept a lower absolute yield for longer, higher-risk debt than the shorter-term debt of the same issuer. Yield differences between those non-Treasury securities and Treasury issues in the long end of the yield curve widened sharply to compensate. As a result, the yield difference between agency debentures and Treasury securities were pushed wider, causing agency issues to underperform Treasury securities on a total return basis. In addition, Congress questioned the business practices of the Government-sponsored agencies, and even questioned whether the Government should continue to provide a backup line of credit. This proposal appeared politically motivated by a strong lobby and was backed up by the fact that both the Federal National Mortgage Association and Federal Home Loan Mortgage Corporation have had sharply higher leverage (debt-to-equity ratio) in the past two years. It is uncertain whether this proposal has any strength during an election year as it may appear anti-housing since these Government-sponsored agencies provide support to the market for mortgage-backed securities.

Portfolio Matters

Merrill Lynch Intermediate Government Bond Fund performed reasonably well during the period. For the six months ended April 30, 2000, the Fund's Class A, Class B, Class C and Class D Shares had total returns of +1.13%, +0.87%, +1.00% and +1.08%, respectively, comparable to the average total return of +1.09% as measured by the Fund's peer group, Lipper Analytical Services Inc.'s Intermediate US Government Bond Funds. (Fund results shown do not reflect sales charges, and would be lower if sales charges were included. Complete performance information can be found on pages 2 and 3 of this report to shareholders.) The overweighting we had in agency debentures hurt our relative performance, but our holdings were grouped more toward the shorter maturities, limiting any damage. Our overweighting

Merrill Lynch Intermediate Government Bond Fund                   April 30, 2000

in mortgages also hurt Fund performance, but the overweighting was small and our holdings were balanced. We did enjoy much of the rally in the long end of the Treasury yield curve because we owned 30-year Treasury securities and various issues within the 10-year-20-year sector as well.

Going forward, we expect the shock of the Treasury curve inversion to wear off, allowing for a more constructive tone to the markets for agency debentures and mortgage-backed securities. As for the issues surrounding Government-sponsored enterprises, we believe that it is possible that some limitations may be placed on these companies as to which businesses they may enter and to help lower their leverage, but that the close support of Government will remain. We will continue to pursue a balanced approach to our portfolio management, buying securities all along the yield curve in all three of our highlighted sectors (Treasury securities, agency issues and mortgages) in an effort to generate a conservative source of total return and yield for our shareholders.

In Conclusion

We thank you for your continued investment in Merrill Lynch Intermediate Government Bond Fund, and we look forward to discussing our outlook and strategy with you in our next report to shareholders.

Sincerely,


/s/ Robert W. Crook

Robert W. Crook
President and Trustee


/s/ Ralph A. DeCesare

Ralph A. DeCesare
Vice President and Portfolio Manager

May 22, 2000

PERFORMANCE DATA

About Fund Performance

      Investors are able to purchase shares of the Fund through the Merrill Lynch Select Pricing(SM) System, which offers four pricing alternatives:

o Class A Shares incur a maximum initial sales charge (front-end load) of 1% and bear no ongoing distribution or account maintenance fees. Class A Shares are available only to eligible investors.

o Class B Shares are subject to a maximum contingent deferred sales charge of 1% if redeemed during the first year, decreasing to 0% after the first year. In addition, Class B Shares are subject to a distribution fee of 0.25% and an account maintenance fee of 0.25%. These shares automatically convert to Class D Shares after approximately 10 years. (There is no initial sales charge for automatic share conversions.)

o Class C Shares are subject to a distribution fee of 0.25% and an account maintenance fee of 0.25%. In addition, Class C Shares are subject to a 1% contingent deferred sales charge if redeemed within one year of purchase.

o Class D Shares incur a maximum initial sales charge of 1% and an account maintenance fee of 0.10% (but no distribution fee). The Fund's shareholders as of February 18, 1997 became holders of Class D Shares.

      None of the past results shown should be considered a representation of future performance. Figures shown in the "Recent Performance Results" and "Average Annual Total Return" tables assume reinvestment of all dividends and capital gains distributions at net asset value on the payable date. Investment return and principal value of shares will fluctuate so that shares, when redeemed, may be worth more or less than their original cost. Dividends paid to each class of shares will vary because of the different levels of account maintenance, distribution and transfer agency fees applicable to each class, which are deducted from the income available to be paid to shareholders. The Fund's Investment Adviser voluntarily waived a portion of its management fee. Without such waiver, the Fund's performance would have been lower.

Merrill Lynch Intermediate Government Bond Fund                   April 30, 2000

PERFORMANCE DATA (concluded)

Recent Performance Results*

                                                                                          Ten Years/
                                                             6 Month       12 Month     Since Inception  Standardized
As of April 30, 2000                                      Total Return   Total Return     Total Return   30-Day Yield
=====================================================================================================================
ML Intermediate Government Bond Fund Class A Shares           +1.13%        +0.21%          +15.06%          5.67%
---------------------------------------------------------------------------------------------------------------------
ML Intermediate Government Bond Fund Class B Shares           +0.87         -0.30           +13.37           5.22
---------------------------------------------------------------------------------------------------------------------
ML Intermediate Government Bond Fund Class C Shares           +1.00         +0.04           +13.91           5.48
---------------------------------------------------------------------------------------------------------------------
ML Intermediate Government Bond Fund Class D Shares           +1.08         +0.11           +85.79+          5.58
=====================================================================================================================

* Investment results shown do not reflect sales charges; results would be lower if a sales charge was included. Total investment returns are based on changes in net asset values for the periods shown, and assume reinvestment of all dividends and capital gains distributions at net asset value on the payable date. The Fund's ten-year/since inception periods are from 2/18/97 for Class A, Class B & Class C Shares and ten years for Class D Shares.
+ Performance for Class D Shares for the period prior to 2/18/97 was when the Fund operated under a different investment objective.

Average Annual Total Return

                                   % Return Without             % Return With
                                     Sales Charge                Sales Charge**
================================================================================
Class A Shares*
================================================================================
Year Ended 3/31/00                      +0.65%                      -0.35%
--------------------------------------------------------------------------------
Inception (2/18/97)
through 3/31/00                         +4.70                       +4.37
--------------------------------------------------------------------------------
*     Maximum sales charge is 1%.
**    Assuming maximum sales charge.

                                       % Return                   % Return
                                     Without CDSC                With CDSC**
================================================================================
Class B Shares*
================================================================================
Year Ended 3/31/00                      +0.24%                      -0.71%
--------------------------------------------------------------------------------
Inception (2/18/97)
through 3/31/00                         +4.22                       +4.22
--------------------------------------------------------------------------------
* Maximum contingent deferred sales charge is 1% and is reduced to 0% after 1 year.
**    Assuming payment of applicable contingent deferred sales charge.

================================================================================
                                       % Return                   % Return
                                     Without CDSC                With CDSC**
================================================================================
Class C Shares*
================================================================================
Year Ended 3/31/00                      +0.38%                      -0.57%
--------------------------------------------------------------------------------
Inception (2/18/97)
through 3/31/00                         +4.34                       +4.34
--------------------------------------------------------------------------------
* Maximum contingent deferred sales charge is 1% and is reduced to 0% after 1 year.
**    Assuming payment of applicable contingent deferred sales charge.

================================================================================
                                   % Return Without             % Return With
                                     Sales Charge                Sales Charge**
================================================================================
Class D Shares*
================================================================================
Year Ended 3/31/00                      +0.65%                      -0.35%
--------------------------------------------------------------------------------
Five Years Ended 3/31/00+               +5.41                       +5.19
--------------------------------------------------------------------------------
Ten Years Ended 3/31/00+                +6.41                       +6.30
--------------------------------------------------------------------------------
*     Maximum sales charge is 1%.
**    Assuming maximum sales charge.
+ Performance for Class D Shares for the period prior to 2/18/97 was when the Fund operated under a different investment objective.

Merrill Lynch Intermediate Government Bond Fund                   April 30, 2000

SCHEDULE OF INVESTMENTS

                                                               Face         Interest         Maturity
Issue                                                         Amount          Rate            Date(s)            Value
=========================================================================================================================
US Government & Agency Obligations--90.4%
=========================================================================================================================
US Treasury Notes & Bonds                                   $ 4,500,000       5.875%             11/15/04     $ 4,381,155
                                                              2,000,000        6.25               5/15/30       2,078,740
                                                              3,900,000        8.50               2/15/20       4,860,999
                                                              1,000,000       10.00               5/15/10       1,136,870
                                                              4,000,000       11.25               2/15/15       5,852,480
                                                              2,000,000      11.875              11/15/03       2,321,240
                                                              2,100,000      13.375               8/15/01       2,269,974
=========================================================================================================================
Federal Home Loan Banks                                       4,000,000        5.63               9/02/03       3,805,640
                                                              1,000,000        6.75               2/01/02         994,220
=========================================================================================================================
Federal Home Loan Mortgage Corporation--Gold Program*         3,959,066        7.00               8/01/29       3,790,673
                                                              1,959,315        7.50              11/01/29       1,919,949
=========================================================================================================================
Federal Home Loan Mortgage Corporation                        1,500,526        6.25               2/15/27       1,404,762
Mortgage-Backed Securities*                                     977,295        6.73              11/20/23         976,548
                                                              5,927,485        7.00      1/15/24-10/15/27       5,708,297
=========================================================================================================================
Federal National Mortgage Association                         2,000,000        6.50               4/29/09       1,850,320
                                                              1,950,000       6.625               9/15/09       1,860,125
                                                              2,000,000        7.10              10/18/04       1,965,000
                                                              2,000,000       7.125               3/15/07       1,978,440
                                                              2,000,000        7.15               8/27/12       1,859,680
                                                              1,000,000        7.25               1/15/10         997,030
=========================================================================================================================
Federal National Mortgage Association                         1,000,000        6.50              10/25/03         974,391
Mortgage-Backed Securities*                                  11,204,885        7.00       5/01/29-4/01/30      10,720,908
                                                              5,687,229        7.50      11/01/26-3/01/29       5,580,970
=========================================================================================================================
Total US Government & Agency Obligations (Cost--$71,253,730)                                                   69,288,411
=========================================================================================================================


Face Amount                                           Short-Term Securities
=========================================================================================================================
Repurchase Agreements**--10.0%
=========================================================================================================================
$3,819,000            J.P. Morgan, purchased on 4/28/2000 to yield 5.70% to 5/01/2000                           3,819,000
 3,820,000            Warburg Dillon Read LLC, purchased on 4/28/2000 to yield 5.71% to 5/01/2000               3,820,000
=========================================================================================================================
Total Short-Term Securities (Cost--$7,639,000)                                                                  7,639,000
=========================================================================================================================
Total Investments (Cost--$78,892,730)--100.4%                                                                  76,927,411
=========================================================================================================================
Liabilities in Excess of Other Assets--(0.4%)                                                                    (304,564)
                                                                                                              -----------
Net Assets--100.0%                                                                                            $76,622,847
                                                                                                              ===========
=========================================================================================================================

* Mortgage-Backed Obligations are subject to principal paydowns as a result of prepayments or refinancings of the underlying mortgage instrument. As a result, the average life may be substantially less than the original maturity.
** Repurchase Agreements are fully collateralized by US Government & Agency Obligations.

      See Notes to Financial Statements.

Merrill Lynch Intermediate Government Bond Fund                   April 30, 2000

FINANCIAL INFORMATION

Statement of Assets and Liabilities as of April 30, 2000

Assets:           Investments, at value (identified cost--$78,892,730) .............                   $ 76,927,411
                  Cash .............................................................                            789
                  Receivables:
                     Interest ......................................................   $ 952,579
                     Beneficial interest sold ......................................      85,668
                     Loaned securities .............................................         212          1,038,459
                                                                                       ---------
                  Prepaid registration fees and other assets .......................                         41,457
                                                                                                       ------------
                  Total assets .....................................................                     78,008,116
                                                                                                       ------------
===================================================================================================================
Liabilities:      Payables:
                     Securities purchased ..........................................     978,266
                     Beneficial interest redeemed ..................................     249,949
                     Dividends to shareholders .....................................      92,641
                     Investment adviser ............................................      23,691
                     Distributor ...................................................      12,071          1,356,618
                                                                                       ---------
                  Accrued expenses and other liabilities ...........................                         28,651
                                                                                                       ------------
                  Total liabilities ................................................                      1,385,269
                                                                                                       ------------
===================================================================================================================
Net Assets:       Net assets .......................................................                   $ 76,622,847
                                                                                                       ============
===================================================================================================================
Net Assets        Class A Shares of beneficial interest, $.10 par value, unlimited
Consist of:       number of shares authorized ......................................                   $    273,644
                  Class B Shares of beneficial interest, $.10 par value, unlimited
                  number of shares authorized ......................................                        274,325
                  Class C Shares of beneficial interest, $.10 par value, unlimited
                  number of shares authorized ......................................                         20,893
                  Class D Shares of beneficial interest, $.10 par value, unlimited
                  number of shares authorized ......................................                        262,790
                  Paid-in capital in excess of par .................................                     90,515,326
                  Accumulated realized capital losses on investments--net ..........                    (12,758,812)
                  Unrealized depreciation on investments--net ......................                     (1,965,319)
                                                                                                       ------------
                  Net assets .......................................................                   $ 76,622,847
                                                                                                       ============
===================================================================================================================
Net Asset Value:  Class A--Based on net assets of $25,213,564 and 2,736,436 shares
                  of beneficial interest outstanding ...............................                   $       9.21
                                                                                                       ============
                  Class B--Based on net assets of $25,275,380 and 2,743,246 shares
                  of beneficial interest outstanding ...............................                   $       9.21
                                                                                                       ============
                  Class C--Based on net assets of $1,923,622 and 208,930 shares
                  of beneficial interest outstanding ...............................                   $       9.21
                                                                                                       ============
                  Class D--Based on net assets of $24,210,281 and 2,627,897 shares
                  of beneficial interest outstanding ...............................                   $       9.21
                                                                                                       ============
===================================================================================================================

                  See Notes to Financial Statements.

Merrill Lynch Intermediate Government Bond Fund                   April 30, 2000

Statement of Operations for the Six Months Ended April 30, 2000

Investment Income:   Interest and discount earned ..............................                  $ 2,917,850
                     Other .....................................................                        2,727
                                                                                                  -----------
                     Total income ..............................................                    2,920,577
                                                                                                  -----------
=============================================================================================================
Expenses:            Investment advisory fees ..................................    $ 166,453
                     Account maintenance and distribution fees--Class B ........       75,699
                     Professional fees .........................................       38,558
                     Accounting services .......................................       36,461
                     Registration fees .........................................       30,570
                     Printing and shareholder reports ..........................       28,401
                     Trustees' fees and expenses ...............................       16,440
                     Account maintenance fees--Class D .........................       12,945
                     Transfer agent fees--Class B ..............................       12,302
                     Custodian fees ............................................        9,721
                     Transfer agent fees--Class D ..............................        8,596
                     Transfer agent fees--Class A ..............................        8,102
                     Account maintenance and distribution fees--Class C ........        3,419
                     Pricing fees ..............................................        2,648
                     Transfer agent fees--Class C ..............................        1,167
                     Other .....................................................        3,804
                                                                                    ---------
                     Total expenses ............................................                      455,286
                                                                                                  -----------
                     Investment income--net ....................................                    2,465,291
                                                                                                  -----------
=============================================================================================================
Realized &           Realized loss from investments--net .......................                   (2,044,182)
Unrealized           Change in unrealized depreciation on investments--net .....                      359,177
Gain (Loss) on                                                                                    -----------
Investments--Net:    Net Increase in Net Assets Resulting from Operations ......                  $   780,286
                                                                                                  ===========
=============================================================================================================

                     See Notes to Financial Statements.

Merrill Lynch Intermediate Government Bond Fund                   April 30, 2000

Statements of Changes in Net Assets

                                                                                                 For the Six         For the
                                                                                                Months Ended        Year Ended
                                                                                                  April 30,         October 31,
Increase (Decrease) in Net Assets:                                                                  2000                1999
===============================================================================================================================
Operations:           Investment income--net ..............................................     $  2,465,291       $  5,261,721
                      Realized loss on investments--net ...................................       (2,044,182)        (3,589,967)
                      Change in unrealized appreciation/depreciation on investments--net ..          359,177         (3,855,665)
                                                                                                ------------       ------------
                      Net increase (decrease) in net assets resulting from operations .....          780,286         (2,183,911)
                                                                                                ------------       ------------
===============================================================================================================================
Dividends to          Investment income--net:
Shareholders:              Class A ........................................................         (749,143)        (1,082,025)
                           Class B ........................................................         (852,360)        (2,184,370)
                           Class C ........................................................          (80,279)          (258,444)
                           Class D ........................................................         (783,509)        (1,736,882)
                                                                                                ------------       ------------
                      Net decrease in net assets resulting from dividends to shareholders .       (2,465,291)        (5,261,721)
                                                                                                ------------       ------------
===============================================================================================================================
Beneficial Interest   Net increase (decrease) in net assets derived from beneficial
Transactions:         interest transactions ...............................................      (14,599,156)        19,391,054
===============================================================================================================================
Net Assets:           Total increase (decrease) in net assets .............................      (16,284,161)        11,945,422
                      Beginning of period .................................................       92,907,008         80,961,586
                                                                                                ------------       ------------
                      End of period .......................................................     $ 76,622,847       $ 92,907,008
                                                                                                ============       ============
===============================================================================================================================

                      See Notes to Financial Statements.

Merrill Lynch Intermediate Government Bond Fund                   April 30, 2000

Financial Highlights

                                                                                                         Class A
                                                                                   -----------------------------------------------
                                                                                    For the                               For the
                                                                                      Six                                  Period
The following per share data and ratios have been derived                            Months           For the Year        Feb. 18,
from information provided in the financial statements.                               Ended         Ended October 31,      1997+ to
                                                                                    April 30,    ---------------------    Oct. 31,
Increase (Decrease) in Net Asset Value:                                               2000         1999         1998        1997
==================================================================================================================================
Per Share             Net asset value, beginning of period .....................    $   9.39     $  10.11      $  9.74    $  9.66
Operating                                                                           --------     --------      -------    -------
Performance:          Investment income--net ...................................         .28          .55          .59        .39
                      Realized and unrealized gain (loss) on investments--net ..        (.18)        (.72)         .37        .08
                                                                                    --------     --------      -------    -------
                      Total from investment operations .........................         .10         (.17)         .96        .47
                                                                                    --------     --------      -------    -------
                      Less dividends from investment income--net ...............        (.28)        (.55)        (.59)      (.39)
                                                                                    --------     --------      -------    -------
                      Net asset value, end of period ...........................    $   9.21     $   9.39      $ 10.11    $  9.74
                                                                                    ========     ========      =======    =======
==================================================================================================================================
Total Investment      Based on net asset value per share .......................        1.13%++     (1.74%)      10.23%      5.04%++
Return:**                                                                           ========     ========      =======    =======
==================================================================================================================================
Ratios to Average     Expenses, net of reimbursement ...........................         .87%*        .75%         .76%      1.12%*
Net Assets:                                                                         ========     ========      =======    =======
                      Expenses .................................................         .87%*        .78%        1.09%      2.08%*
                                                                                    ========     ========      =======    =======
                      Investment income--net ...................................        6.14%*       5.60%        5.99%      5.95%*
                                                                                    ========     ========      =======    =======
==================================================================================================================================
Supplemental          Net assets, end of period (in thousands) .................    $ 25,214     $ 24,019      $ 1,905    $   425
Data:                                                                               ========     ========      =======    =======
                      Portfolio turnover .......................................       90.98%      191.16%      108.06%    201.55%
                                                                                    ========     ========      =======    =======
==================================================================================================================================

                      *     Annualized.
                      **    Total investment returns exclude the effects of
                            sales charges.
                      +     Commencement of operations.
                      ++    Aggregate total investment return.

                            See Notes to Financial Statements.

Merrill Lynch Intermediate Government Bond Fund                   April 30, 2000

Financial Highlights (continued)

                                                                                                         Class B
                                                                                   -----------------------------------------------
                                                                                   For the                                For the
                                                                                     Six                                   Period
The following per share data and ratios have been derived                           Months            For the Year        Feb. 18,
from information provided in the financial statements.                              Ended          Ended October 31,      1997+ to
                                                                                   April 30,     ---------------------    Oct. 31,
Increase (Decrease) in Net Asset Value:                                               2000         1999         1998        1997
==================================================================================================================================
Per Share             Net asset value, beginning of period                          $   9.39     $  10.11      $   9.74   $  9.66
Operating                                                                           --------     --------      --------   -------
Performance:          Investment income--net                                             .26          .50           .54       .37
                      Realized and unrealized gain (loss) on investments--net           (.18)        (.72)          .37       .08
                                                                                    --------     --------      --------   -------
                      Total from investment operations                                   .08         (.22)          .91       .45
                                                                                    --------     --------      --------   -------
                      Less dividends from investment income--net                        (.26)        (.50)         (.54)     (.37)
                                                                                    --------     --------      --------   -------
                      Net asset value, end of period                                $   9.21     $   9.39      $  10.11   $  9.74
                                                                                    ========     ========      ========   =======
==================================================================================================================================
Total Investment      Based on net asset value per share                                 .87%++     (2.24%)        9.68%     4.81%++
Return:**                                                                           ========     ========      ========   =======
==================================================================================================================================
Ratios to Average     Expenses, net of reimbursement                                    1.38%*       1.20%         1.23%     1.39%*
Net Assets:                                                                         ========     ========      ========   =======
                      Expenses                                                          1.38%*       1.28%         1.54%     2.42%*
                                                                                    ========     ========      ========   =======
                      Investment income--net                                            5.61%*       5.13%         5.34%     5.69%*
                                                                                    ========     ========      ========   =======
==================================================================================================================================
Supplemental          Net assets, end of period (in thousands)                      $ 25,275     $ 36,334      $ 39,975   $   829
Data:                                                                               ========     ========      ========   =======
                      Portfolio turnover                                               90.98%      191.16%       108.06%   201.55%
                                                                                    ========     ========      ========   =======
==================================================================================================================================

                      *     Annualized.
                      **    Total investment returns exclude the effects of
                            sales charges.
                      +     Commencement of operations.
                      ++    Aggregate total investment return.

                            See Notes to Financial Statements.

Merrill Lynch Intermediate Government Bond Fund                   April 30, 2000

Financial Highlights (continued)

                                                                                                         Class C
                                                                                   -----------------------------------------------
                                                                                   For the                                For the
                                                                                     Six                                   Period
The following per share data and ratios have been derived                           Months            For the Year        Feb. 18,
from information provided in the financial statements.                              Ended          Ended October 31,      1997+ to
                                                                                   April 30,     ---------------------    Oct. 31,
Increase (Decrease) in Net Asset Value:                                              2000          1999         1998        1997
==================================================================================================================================
Per Share             Net asset value, beginning of period .....................    $  9.39      $  10.11      $  9.73    $  9.66
Operating                                                                           -------      --------      -------    -------
Performance:          Investment income--net ...................................        .27           .52          .57        .36
                      Realized and unrealized gain (loss) on investments--net ..       (.18)         (.72)         .38        .07
                                                                                    -------      --------      -------    -------
                      Total from investment operations .........................        .09          (.20)         .95        .43
                                                                                    -------      --------      -------    -------
                      Less dividends from investment income--net ...............       (.27)         (.52)        (.57)      (.36)
                                                                                    -------      --------      -------    -------
                      Net asset value, end of period ...........................    $  9.21      $   9.39      $ 10.11    $  9.73
                                                                                    =======      ========      =======    =======
==================================================================================================================================
Total Investment      Based on net asset value per share .......................       1.00%++      (2.00%)      10.05%      4.57%++
return:**                                                                           =======      ========      =======    =======
==================================================================================================================================
Ratios to Average     Expenses, net of reimbursement ...........................       1.13%*         .94%         .95%      1.47%*
Net Assets:                                                                         =======      ========      =======    =======
                      Expenses .................................................       1.13%*        1.03%        1.26%      2.64%*
                                                                                    =======      ========      =======    =======
                      Investment income--net ...................................       5.85%*        5.37%        5.54%      5.55%*
                                                                                    =======      ========      =======    =======
==================================================================================================================================
Supplemental          Net assets, end of period (in thousands) .................    $ 1,924      $  3,397      $ 4,674    $    47
Data:                                                                               =======      ========      =======    =======
                      Portfolio turnover .......................................      90.98%       191.16%      108.06%    201.55%
                                                                                    =======      ========      =======    =======
==================================================================================================================================

                      *     Annualized.
                      **    Total investment returns exclude the effects of
                            sales charges.
                      +     Commencement of operations.
                      ++    Aggregate total investment return.

                            See Notes to Financial Statements.

Merrill Lynch Intermediate Government Bond Fund                   April 30, 2000

FINANCIAL INFORMATION (concluded)

Financial Highlights (concluded)

                                                                                               Class D
                                                                   --------------------------------------------------------------
                                                                   For the
                                                                     Six
The following per share data and ratios have been derived           Months
from information provided in the financial statements.               Ended                  For the Year Ended October 31,
                                                                   April 30,      -----------------------------------------------
Increase (Decrease) in Net Asset Value:                              2000           1999         1998         1997         1996
=================================================================================================================================
Per Share             Net asset value, beginning of period .....   $   9.39       $  10.11     $   9.74     $   9.68     $   9.82
Operating                                                          --------       --------     --------     --------     --------
Performance:          Investment income--net ...................        .28            .54          .58          .55          .61
                      Realized and unrealized gain (loss) on
                      investments--net .........................       (.18)          (.72)         .37          .06         (.14)
                                                                   --------       --------     --------     --------     --------
                      Total from investment operations .........        .10           (.18)         .95          .61          .47
                                                                   --------       --------     --------     --------     --------
                      Less dividends from investment income--net       (.28)          (.54)        (.58)        (.55)        (.61)
                                                                   --------       --------     --------     --------     --------
                      Net asset value, end of period ...........   $   9.21       $   9.39     $  10.11     $   9.74     $   9.68
                                                                   ========       ========     ========     ========     ========
=================================================================================================================================
Total Investment      Based on net asset value per share .......       1.08%++       (1.83%)      10.12%        6.60%        4.87%
Return:**                                                          ========       ========     ========     ========     ========
=================================================================================================================================
Ratios to Average     Expenses, net of reimbursement ...........        .96%*          .79%         .89%        1.25%         .97%
Net Assets:                                                        ========       ========     ========     ========     ========
                      Expenses .................................        .96%*          .87%        1.22%        1.69%         .97%
                                                                   ========       ========     ========     ========     ========
                      Investment income--net ...................       6.04%*         5.55%        5.94%        5.71%        6.19%
                                                                   ========       ========     ========     ========     ========
=================================================================================================================================
Supplemental          Net assets, end of period (in thousands) .   $ 24,210       $ 29,157     $ 34,408     $ 28,805     $ 47,281
Data:                                                              ========       ========     ========     ========     ========
                      Portfolio turnover .......................      90.98%        191.16%      108.06%      201.55%       51.44%
                                                                   ========       ========     ========     ========     ========
=================================================================================================================================

                      *     Annualized.
                      **    Total investment returns exclude the effects of
                            sales charges.
                      ++    Aggregate total investment return.

                            See Notes to Financial Statements.

Merrill Lynch Intermediate Government Bond Fund                   April 30, 2000

NOTES TO FINANCIAL STATEMENTS

1. Significant Accounting Policies:

Merrill Lynch Intermediate Government Bond Fund (the "Fund") is registered under the Investment Company Act of 1940 as a diversified, open-end management investment company. The Fund's financial statements are prepared in accordance with accounting principles generally accepted in the United States of America, which may require the use of management accruals and estimates. These unaudited financial statements reflect all adjustments, which are, in the opinion of management, necessary to a fair statement of the results for the interim period presented. All such adjustments are of a normal recurring nature. The Fund offers four classes of shares under the Merrill Lynch Select Pricing(SM) System. Shares of Class A and Class D are sold with a front-end sales charge. Shares of Class B and Class C may be subject to a contingent deferred sales charge. All classes of shares have identical voting, dividend, liquidation and other rights and the same terms and conditions, except that Class B, Class C and Class D Shares bear certain expenses related to the account maintenance of such shares, and Class B and Class C Shares also bear certain expenses related to the distribution of such shares. Each class has exclusive voting rights with respect to matters relating to its account maintenance and distribution expenditures. The following is a summary of significant accounting policies followed by the Fund.

(a) Valuation of investments--Portfolio securities traded in the over-the-counter markets are valued at the last available bid price or yield equivalent as obtained from dealers who make a market in the securities. US Government securities and securities issued by Federal agencies are traded in the over-the-counter market. Securities with remaining maturities of sixty days or less are valued at amortized cost, which approximates market value. Securities and assets for which market quotations are not readily available are valued at fair value as determined in good faith by or under the direction of the Board of Trustees of the Fund.

(b) Repurchase agreements--The Fund invests in US Government securities pursuant to repurchase agreements. Under such agreements, the counterparty agrees to repurchase the security at a mutually agreed upon time and price. The Fund takes possession of the underlying securities, marks to market such securities and, if necessary, receives additional securities daily to ensure that the contract is fully collateralized. If the seller defaults and the fair value of the collateral declines, liquidation of the collateral of the Fund may be delayed or limited.

(c) Income taxes--It is the Fund's policy to comply with the requirements of the Internal Revenue Code applicable to regulated investment companies and to distribute substantially all of its taxable income to its shareholders. Therefore, no Federal income tax provision is required.

(d) Security transactions and investment income--Security transactions are recorded on the dates the transactions are entered into (the trade dates). Interest income (including amortization of discount and premium) is recognized on the accrual basis. Realized gains and losses on security transactions are determined on the identified cost basis.

(e) Prepaid registration fees--Prepaid registration fees are charged to expense as the related shares are issued.

(f) Dividends and distributions--Dividends from net investment income are declared daily and paid monthly. Distributions of capital gains are recorded on the ex-dividend dates.

2. Investment Advisory Agreement and  Transactions with Affiliates:

The Fund has entered into an Investment Advisory Agreement with Merrill Lynch Asset Management, L.P. ("MLAM"). The general partner of MLAM is Princeton Services, Inc. ("PSI"), an indirect wholly-owned subsidiary of Merrill Lynch & Co., Inc. ("ML & Co."), which is the limited partner. The Fund has also entered into a Distribution Agreement and Distribution Plans with Merrill Lynch Funds Distributor ("MLFD" or the "Distributor"), a division of Princeton Funds Distributor, Inc. ("PFD"), which is a wholly-owned subsidiary of Merrill Lynch Group, Inc.

MLAM is responsible for the management of the Fund's portfolio and provides the necessary personnel, facilities, equipment and certain other services necessary to the operations of the Fund. For such services,

Merrill Lynch Intermediate Government Bond Fund                   April 30, 2000

the Fund pays a monthly fee at the annual rate of .40% of the average daily net assets of the Fund.

Pursuant to the Distribution Plans adopted by the Fund in accordance with Rule 12b-1 under the Investment Company Act of 1940, the Fund pays the Distributor ongoing account maintenance and distribution fees. The Distributor voluntarily did not collect any Class C distribution fees for the six months ended April 30, 2000. The fees are accrued daily and paid monthly at annual rates based upon the average daily net assets of the shares as follows:

--------------------------------------------------------------------------------
                                                      Account       Distribution
                                                  Maintenance Fee        Fee
--------------------------------------------------------------------------------
Class B ..................................             .25%              .25%
Class C ..................................             .25%              .25%
Class D ..................................             .10%               --
--------------------------------------------------------------------------------

This fee is to compensate MLFD for the services it provides and the expenses borne by MLFD under the Distribution Agreement. As authorized by the Distribution Plans, MLFD has entered into an agreement with Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MLPF&S"), which provides for the compensation of MLPF&S for providing distribution-related services to the Fund. Such services relate to the sale, promotion, and marketing of the shares of the Fund.

For the six months ended April 30, 2000, MLFD earned underwriting discounts and MLPF&S earned dealer concessions on sales of the Fund's Class D Shares as follows:

--------------------------------------------------------------------------------
                                                             MLFD        MLPF&S
--------------------------------------------------------------------------------
Class D.........................................            $168         $1,377
--------------------------------------------------------------------------------

For the six months ended April 30, 2000, MLPF&S received a contingent deferred sales charge of $63,322 relating to transactions in Class B Shares. Furthermore, MLPF&S received a contingent deferred sales charge of $932 relating to transactions subject to front-end sales charge waivers in Class D Shares.

For the six months ended April 30, 2000, the Fund paid Merrill Lynch Security Pricing Service, an affiliate of MLPF&S, $867 for security price quotations to compute the net asset value of the Fund.

Accounting services are provided to the Fund by MLAM at cost.

Certain officers and/or trustees of the Fund are officers and/or directors of MLAM, PSI, PFD, and/ or ML & Co.

3. Investments:

Purchases and sales of investments, excluding short-term securities, for the six months ended April 30, 2000 were $72,138,003 and $90,358,291, respectively.

Net realized losses for the six months ended April 30, 2000 and net unrealized losses as of April 30, 2000 were as follows:

--------------------------------------------------------------------------------
                                                 Realized            Unrealized
                                                  Losses               Losses
--------------------------------------------------------------------------------
Long-term investments ................         $(2,044,182)         $(1,965,319)
                                               -----------          -----------
Total ................................         $(2,044,182)         $(1,965,319)
                                               ===========          ===========
--------------------------------------------------------------------------------

As of April 30, 2000, net unrealized depreciation for Federal income tax purposes aggregated $1,965,319, of which $22,993 related to appreciated securities and $1,988,312 related to depreciated securities. The aggregate cost of investments at April 30, 2000 for Federal income tax purposes was $78,892,730.

4. Beneficial Interest Transactions:

Net increase (decrease) in net assets derived from beneficial interest transactions was $(14,599,156) and $19,391,054 for the six months ended April 30, 2000 and for the year ended October 31, 1999, respectively.

Transactions in shares of beneficial interest were as follows:

--------------------------------------------------------------------------------
Class A Shares for the Six Months                                      Dollar
Ended April 30, 2000                                 Shares            Amount
--------------------------------------------------------------------------------
Shares sold ..............................           497,260        $ 4,614,578
Shares issued to shareholders
in reinvestment of dividends .............             1,163             10,791
                                                   ---------        -----------
Total issued .............................           498,423          4,625,369
Shares redeemed ..........................          (319,352)        (2,963,862)
                                                   ---------        -----------
Net increase .............................           179,071        $ 1,661,507
                                                   =========        ===========
--------------------------------------------------------------------------------

Merrill Lynch Intermediate Government Bond Fund                   April 30, 2000

NOTES TO FINANCIAL STATEMENTS (concluded)

--------------------------------------------------------------------------------
Class A Shares for the Year                                           Dollar
Ended October 31, 1999                             Shares             Amount
--------------------------------------------------------------------------------
Shares sold ............................          3,179,248        $ 31,448,003
Shares issued to shareholders
in reinvestment of dividends ...........              3,582              35,009
                                                 ----------        ------------
Total issued ...........................          3,182,830          31,483,012
Shares redeemed ........................           (813,850)         (7,882,084)
                                                 ----------        ------------
Net increase ...........................          2,368,980        $ 23,600,928
                                                 ==========        ============
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Class B Shares for the Six Months                                      Dollar
Ended April 30, 2000                               Shares              Amount
--------------------------------------------------------------------------------
Shares sold ............................            521,537        $  4,840,951
Shares issued to shareholders
in reinvestment of dividends ...........             59,253             549,308
                                                 ----------        ------------
Total issued ...........................            580,790           5,390,259
Automatic conversion
of shares ..............................             (7,066)            (65,073)
Shares redeemed ........................         (1,699,338)        (15,753,514)
                                                 ----------        ------------
Net decrease ...........................         (1,125,614)       $(10,428,328)
                                                 ==========        ============
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Class B Shares for the Year                                            Dollar
Ended October 31, 1999                             Shares              Amount
--------------------------------------------------------------------------------
Shares sold ............................          3,402,534        $ 33,446,305
Shares issued to shareholders
in reinvestment of dividends ...........            161,940           1,570,347
                                                 ----------        ------------
Total issued ...........................          3,564,474          35,016,652
Automatic conversion
of shares ..............................             (5,819)            (56,863)
Shares redeemed ........................         (3,643,283)        (35,350,910)
                                                 ----------        ------------
Net decrease ...........................            (84,628)       $   (391,121)
                                                 ==========        ============
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Class C Shares for the Six Months                                      Dollar
Ended April 30, 2000                                Shares             Amount
--------------------------------------------------------------------------------
Shares sold ..............................          130,488        $  1,211,050
Shares issued to shareholders
in reinvestment of dividends .............            5,717              52,917
                                                 ----------        ------------
Total issued .............................          136,205           1,263,967
Shares redeemed ..........................         (289,215)         (2,675,046)
                                                 ----------        ------------
Net decrease .............................         (153,010)       $ (1,411,079)
                                                 ==========        ============
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Class C Shares for the Year                                            Dollar
Ended October 31, 1999                              Shares             Amount
--------------------------------------------------------------------------------
Shares sold ..............................          397,138        $  3,927,429
Shares issued to shareholders
in reinvestment of dividends .............           20,756             201,605
                                                 ----------        ------------
Total issued .............................          417,894           4,129,034
Shares redeemed ..........................         (518,524)         (5,044,390)
                                                 ----------        ------------
Net decrease .............................         (100,630)       $   (915,356)
                                                 ==========        ============

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Class D Shares for the Six Months                                      Dollar
Ended April 30, 2000                                Shares             Amount
--------------------------------------------------------------------------------
Shares sold ..............................          104,629        $    971,460
Automatic conversion
of shares ................................            7,067              65,073
Shares issued to shareholders
in reinvestment of dividends .............           56,635             524,801
                                                 ----------        ------------
Total issued .............................          168,331           1,561,334
Shares redeemed ..........................         (645,360)         (5,982,590)
                                                 ----------        ------------
Net decrease .............................         (477,029)       $ (4,421,256)
                                                 ==========        ============
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Class D Shares for the Year                                            Dollar
Ended October 31, 1999                             Shares              Amount
--------------------------------------------------------------------------------
Shares sold ............................          1,214,984        $ 11,854,285
Automatic conversion
of shares ..............................              5,819              56,863
Shares issued to shareholders
in reinvestment of dividends ...........            127,926           1,239,339
                                                 ----------        ------------
Total issued ...........................          1,348,729          13,150,487
Shares redeemed ........................         (1,647,035)        (16,053,884)
                                                 ----------        ------------
Net decrease ...........................           (298,306)       $ (2,903,397)
                                                 ==========        ============
--------------------------------------------------------------------------------

5. Loaned Securities:

At April 30, 2000, the Fund held US Treasury Notes and Bonds having an aggregate value of approximately $6,690,000 as collateral for portfolio securities loaned having a market value of approximately $6,460,000.

6. Capital Loss Carryforward:

At October 31, 1999, the Fund had a net capital loss carryforward of approximately $10,715,000, of which $3,224,000 expires in 2002, $1,996,000 expires in 2003, $977,000 expires in 2004, $878,000 expires in 2005 and $3,640,000 expires in 2007. This amount will be available to offset like amounts of any future taxable gains.

7. Reorganization Plan:

On June 6, 2000, the Fund's Board of Directors approved a plan of reorganization, subject to shareholder approval and certain other conditions, whereby Merrill Lynch Adjustable Rate Securities Fund, Inc. would acquire substantially all of the assets and liabilities of the Fund in exchange for newly issued shares of Merrill Lynch Adjustable Rate Securities Fund, Inc. Both Funds are registered, open-end management investment companies that have a similar investment objective and are managed by MLAM.

Merrill Lynch Intermediate Government Bond Fund                   April 30, 2000

OFFICERS AND TRUSTEES

Robert W. Crook, President and Trustee
A. Bruce Brackenridge, Trustee
Charles C. Cabot Jr., Trustee
James T. Flynn, Trustee
Terry K. Glenn, Trustee
Todd Goodwin, Trustee
George W. Holbrook Jr., Trustee
W. Carl Kester, Trustee
Christopher G. Ayoub, Senior Vice President
Michael J. Brady, Senior Vice President
William M. Breen, Senior Vice President
James J. Fatseas, Senior Vice President
Joseph T. Monagle Jr., Senior Vice President
William Wasel, Senior Vice President
Ann Catlin, Vice President
Ralph A. DeCesare, Vice President
Diana Frankland, Vice President
Mark E. Maguire, Vice President
Dianne F. McDonough, Vice President
Patricia A. Schena, Vice President
Barry F. X. Smith, Vice President
Karen D. Young, Vice President
Donald C. Burke, Vice President and Treasurer
Phillip Gillespie, Secretary

Custodian

State Street Bank and Trust Company
P.O. Box 351
Boston, MA 02101

Transfer Agent

Financial Data Services, Inc.
4800 Deer Lake Drive East
Jacksonville, FL 32246-6484
(800) 637-3863

This report is not authorized for use as an offer of sale or a solicitation of an offer to buy shares of the Fund unless accompanied or preceded by the Fund's current prospectus. Past performance results shown in this report should not be considered a representation of future performance. Investment return and principal value of shares will fluctuate so that shares, when redeemed, may be worth more or less than their original cost. Statements and other information herein are as dated and are subject to change.

Merrill Lynch
Intermediate Government
Bond Fund
Box 9011
Princeton, NJ
08543-9011                                                          #IGB01--4/00

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